SUBSIDIARIES
                                       OF
                         CABLEVISION SYSTEMS CORPORATION

                                                                 State of
Name                                                          Organization
----                                                          ------------

CSC Holdings, Inc.                                            Delaware
A-R Cable Investments, Inc.                                   Delaware
A-R Cable Services, Inc.                                      Massachusetts
Rainbow Media Holdings, Inc.                                  New York
NYC LP Corp.                                                  Delaware
Cablevision of New York City - Master L.P.                    Delaware
Cablevision of NYC - Phase I                                  New York
Cablevision MFR, Inc.                                         Delaware
Regional Programming Partners                                 New York
Regional MSG Holdings, LLC                                    New York
Madison Square Garden, L.P.                                   Delaware

                                  SUBSIDIARIES
                                       OF
                               CSC HOLDINGS, INC.

A-R Cable Investments, Inc.                                   Delaware
A-R Cable Services, Inc.                                      Massachusetts
Rainbow Media Holdings, Inc.                                  New York
NYC LP Corp.                                                  Delaware
Cablevision of New York City - Master L.P.                    Delaware
Cablevision of NYC - Phase I                                  New York
Cablevision MFR, Inc.                                         Delaware
Regional Programming Partners                                 New York
Regional MSG Holdings, LLC                                    New York
Madison Square Garden, L.P.                                   Delaware